Exhibit 4.10
THIRD AMENDMENT
TO
TRUST AGREEMENT
FOR
NORDSON HOURLY-RATED EMPLOYEES’ SAVINGS TRUST PLAN
(January 1, 2006 Restatement)
          WHEREAS, under an amended and restated agreement made effective January 1, 2006, as amended (hereinafter referred to as the “Trust Agreement”), Nordson Corporation (hereinafter referred to as the “Company”) maintains in effect the Nordson Hourly-Rated Employees’ Savings Trust Plan for the exclusive benefit of eligible employees and their beneficiaries; and
          WHEREAS, the Trust Agreement has been previously amended two times; and
          WHEREAS, it is desired to further amend the Trust Agreement to demonstrate good faith compliance with the Pension Protection Act of 2006, the Worker, Retiree, and Employer Recovery Act of 2008, the Heroes Earnings Assistance and Relief Tax Act of 2008 and for other purposes.
          NOW THEREFORE, the Trust Agreement is hereby amended in the respects hereinafter set forth.
     1. Effective as of January 1, 2009, the last sentence of Section 1.1(h) of the Trust Agreement is hereby deleted and the following sentences are substituted therefor:
Notwithstanding the foregoing, (i) Compensation shall not include the value of any qualified or non-qualified stock option granted to the Participant by his Employer to the extent such value is includable in the Participant’s taxable income, nor shall it include any amount realized in exercise of any such option, upon a disqualifying disposition of any stock acquired in connection with any such exercise, or upon the lapse of any restrictions on stock granted by an Employer to the Participant, and (ii) Compensation shall include any differential pay, as defined hereunder, a Participant receives or is entitled to receive from his Employer while he is absent from employment as an Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code). For purposes of this paragraph, differential pay means any payment made to a Participant by the Employer after December 31, 2008 with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as an Employee.
     2. Effective as of January 1, 2008, Section 4.1 of the Trust Agreement is hereby amended by (A) deleting the phrase “through a date that is not more than 7 days prior to the date of distribution” in each place in appears therein and (B) substituting thereof the phrase “calculated through the earlier of (i) the date of distribution or (ii) December 31 of the Plan Year for which the excess deferrals were made”.
     3. Effective as of January 1, 2008, Section 4.2 of the Trust Agreement is hereby amended by (A) deleting the phrase “through a date that is not more than 7 days prior to the date of distribution” where it appears therein and (B) substituting thereof the phrase “calculated through the earlier of (i) the date of distribution or (ii) December 31 of the Plan Year for which the excess contributions were made”.
     4. Effective January 1, 2010, Article IV of the Trust Agreement is hereby amended by the addition of the following new Sections 4.10A and 4.10B immediately following Section 4.10 thereof to read as follows:
     4.10A PPA Reservist Withdrawals of Tax Deferred Contributions. Notwithstanding any other provision of the Plan to the contrary, in accordance with procedures established by the Committee and subject to the provisions of this Section 4.10A, a Participant who is a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code) who is ordered or called to active duty for a period in excess of 179 days, or for an indefinite period, may apply for a withdrawal of an amount from his Separate Accounts that is attributable to Tax Deferred Contributions. Any distribution made pursuant to this Section 4.11A must be made during the period beginning on the date of his order or call to active duty and ending on the close of his active duty period.
     4.10B HEART Act Reservist Withdrawals of Tax Deferred Contributions. Notwithstanding any other provision of the Plan to the contrary, in accordance with procedures established by the Committee and subject to the provisions of this Section 4.10B, a Participant who is a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code) who has been on active duty for a period of at least 30 days, may apply for a withdrawal of an amount from his Separate Accounts that is attributable to Tax Deferred Contributions. Any distribution made pursuant to this Section 4.10B must be made during the period beginning on the 30th day of active duty and ending on the close of his active duty period. Further, for a period of at least 6 months after his receipt of the withdrawal, the Participant’s Tax Deferred Contributions and Taxable Employee Contributions are suspended and the Participant shall be prohibited, under the terms of an otherwise legally enforceable agreement, from making elective contributions to all other plans maintained by the Employer. For this purpose, the phrase “plans maintained by the Employer” means all qualified an nonqualified plans of deferred compensation maintained by the Employer, including a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code and also includes a stock option, stock purchase, or similar plan maintained by the Employer.
     5. Effective as of January 1, 2007, Article V of the Trust Agreement is hereby amended by the addition of the following new Section 5.5 immediately following Section 5.4 thereof to read as follows:
     5.5 Diversification Rights. Notwithstanding any other provision of the Plan to the contrary, a Participant who has completed at least 3 years of Service and whose Separate Account is invested, in whole or in part, in the Nordson Stock Fund shall be permitted to divest such investments and re-invest such Separate Account in other Investment Funds provided under the Plan. The Plan shall offer at least three Investment Fund options as alternatives to the Nordson Stock Fund. Each such alternative Investment Fund shall be diversified and shall have materially different risk and return characteristics. The Committee shall notify each eligible Participant of his diversification rights no later than 30 days prior to the date he is first eligible to divest his investment in the Nordson Stock Fund. Except as otherwise provided in this Section, the Plan shall not imposes any restrictions or conditions on investment in the Nordson Stock Fund that do not also apply to investment in the other Investment Funds.
     6. Effective as of January 1, 2007, Section 9.2 of the Trust Agreement is hereby amended by the addition of the following new paragraph at the end thereof to read as follows:
For purposes of determining whether a Participant is 100 percent vested under this Section, a Participant who is absent from employment as an Employee because of military service and who dies after December 31, 2006, while performing qualified military service (as described in the Uniformed Services Employment and Reemployment Rights Act of 1994) shall be treated as having returned to employment with an Employer immediately prior to his death and as having died while employed by an Employer.

     7. Effective as of August 9, 2006, Section 9.5 of the Trust Agreement is hereby amended in its entirety to read as follows:
     9.5 Election of Former Vesting Schedule. Notwithstanding any other provision of the Plan, effective August 9, 2006, if there is an amendment to the vesting schedule applicable to a Participant’s nonforfeitable interest in his Separate Accounts or Separate ESOP Accounts because the Company adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s nonforfeitable interest in his Separate Accounts or Separate ESOP Accounts, the following special rules shall apply:
     (a) In no event shall a Participant’s vested interest in his Separate Accounts or Separate ESOP Accounts as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be less than his vested interest in his Separate Accounts and Separate ESOP Accounts immediately prior to such date.
     (b) In no event shall a Participant’s vested interest in his Separate Accounts or Separate ESOP Accounts as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be determined on and after the effective date of such amendment under a vesting schedule that is more restrictive than the vesting schedule applicable to such Separate Accounts and Separate ESOP Accounts immediately prior to the effective date of such amendment.
     (c) Any Participant with 3 or more years of vested service shall have the right to have his vested interest in his Separate Accounts and Separate ESOP Accounts (including amounts, if any, contributed following the effective date of such amendment) continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Separate Accounts and Separate ESOP Accounts as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Committee within 60 days after the latest of (i) the date he receives notice of the amendment from the Committee, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted.
     8. Effective January 1, 2010, Section 9.6 of the Trust Agreement is hereby amended by the addition of the following new sentence at the end thereof to read as follows:
Notwithstanding the foregoing, any Participant who elects to receive distribution of his Separate Accounts in accordance with paragraph (a) or (b) of this Section 9.6 may elect, in accordance with procedures established by the Committee and subject to the provisions of this Section 9.6, to change the amount or frequency of the payment of such distribution.
     9. Effective as of January 1, 2008, paragraphs (b) and (c) of Section 9.16 of the Trust Agreement are hereby amended in their entirety to read as follows:
     (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or effective for distributions made on or after January 1, 2008, a Roth IRA, as described in Section 408A(c)(3)(B) of the Code. The definition of eligible retirement plan also applies in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code. Notwithstanding the foregoing, effective for distributions made on or after January 1, 2010, an eligible retirement plan for purposes of a qualified distributee other than the Participant, the Participant’s spouse or surviving spouse or former spouse who is an alternate payee under a qualified domestic relations order is an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code. Such individual retirement account or annuity must be treated as an individual retirement account or annuity inherited from the deceased Participant by the qualified distributee and must be established in a manner that identifies it as such.
     (c) Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse or non-spouse beneficiary, and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.
     10. Effective as of January 1, 2007, Article IX of the Trust Agreement is hereby amended by the addition of the following new Section 9.19 immediately following Section 9.18 thereof to read as follows:
     9.19 Notice Regarding Forms of Payment. Within the 150 day period ending 30 days before a Participant’s or Beneficiary’s benefit payment date the Committee shall provide the Participant or Beneficiary with a written explanation of his right to defer distribution until his attainment of age 62, or such later date as may be provided in the Plan, his right to make a direct rollover, and the forms of payment provided under the Plan. Distribution of the Participant’s or Beneficiary’s Separate Accounts and Separate ESOP Accounts may commence fewer than 30 days after such notice is provided to the Participant or Beneficiary if (i) the Committee clearly informs the Participant or Beneficiary of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to his attainment of age 62 and his form of payment for a period of at least 30 days following his receipt of the notice and (ii) the Participant or Beneficiary, after receiving the notice, affirmatively elects an early distribution. The written explanation provided by the Committee shall include a description of the consequences of the Participant or Beneficiary electing an immediate distribution of his vested Separate Accounts and Separate ESOP Accounts instead of deferring payment to his attainment of age 62.
     11. Effective January 1, 2010, Section 16.13 of the Trust Agreement is hereby amended by the addition of the following new paragraph at the end thereof to read as follows:
If a Participant who is absent from employment as an Employee due to military service dies or becomes permanently and totally disabled on or after January 1, 2010, while performing qualified military service (as defined in Section 414(u) of the Code), the participant shall be treated as having returned to employment as an Employee on the day immediately preceding the date of his death or permanent and total disability for purposes of determining the amount of any contributions, benefits or service credit to be provided under this Section with respect to his qualified military service.
     12. Effective as of January 1, 2009, the Addendum Re: Minimum Distribution Requirements to the Trust Agreement is hereby amended by the addition of the following new Section VII at the end thereof to read as follows:
SECTION 6. 2009 PLAN YEAR
     6.1 No Required Distributions. Notwithstanding any other provision of the Plan or this Addendum Re: Minimum Distribution Requirements to the Trust Agreement to the contrary:
     (a) A Participant whose required beginning date occurred prior to January 1, 2009 shall receive minimum distributions from the Plan in accordance with Section 401(a)(9) of the Code for the 2009 calendar year unless such Participant elects in accordance with procedures established by the Committee not to receive such minimum distributions.

     (b) A Participant whose required beginning date occurs in calendar year 2009 shall not receive minimum distributions from the Plan in accordance with Section 401(a)(9) of the Code for the 2009 calendar year unless such Participant elects in accordance with procedures established by the Committee to receive such minimum distributions.
EXECUTED this 16th day of December, 2009.

NORDSON CORPORATION
By:	/s/ Shelly Peet
	Name:	Shelly Peet
	Title:	Vice President

And:	/s/ Robert E. Veillette
	Name:	Robert E. Veillette
	Title:	Vice President, General Counsel and Secretary